Exhibit 99.1

iGATE announces 10% Organic Revenue; 15% Adjusted EBITDA growth

BRIDGEWATER, NJ – April 10, 2014

iGATE Corporation (iGATE or the Company) (NASDAQ: IGTE), the New Jersey-headquartered integrated technology and operations solutions provider, today announced its financial results for the first quarter ended March 31, 2014.

First Quarter Highlights

•	Revenues were $302.2million

•	Increased 10% compared to $274.9 million in the first quarter of 2013

•	Increased 1% sequentially compared to $299.3 million in the fourth quarter of 2013

•	Net Income attributable to iGATE Corporation was $31.6 million

•	Compared to $34.8 million in the first quarter of 2013

•	Compared to $33.1 million in the fourth quarter of 2013

•	Gross margin was 37.5%

•	Compared to 38.1% in the first quarter of 2013

•	Compared to 39.8% in the fourth quarter of 2013

•	Diluted earnings per share were $0.29 GAAP and $0.45 non-GAAP

•	Compared to $0.34 GAAP and $0.51 non-GAAP in the first quarter of 2013

•	Compared to $0.30 GAAP and $0.49 non-GAAP in the fourth quarter of 2013

•	Adjusted EBITDA was $75.2 million

•	Compared to $65.5 million in the first quarter of 2013

•	Compared to $74.7million in the fourth quarter of 2013

•	The Company added nine new customers during the first quarter

•	As of March 31, 2014, the Company had 30,835 employees with a net addition of 1,102

Ashok Vemuri, President and Chief Executive Officer, iGATE said, “We had an encouraging start to the year with a 10% y-o-y growth in revenues. Overall market conditions appear to be favorable across the board. With our healthy pipeline, along with the timely rollout of investments in people and solutions, we believe we are well positioned for sustainable growth.”

Sujit Sircar, Chief Financial Officer, iGATE said, “We successfully secured financing to redeem our $770 million 9% Senior Notes through a combination $325 million of new 4.75% senior notes due in 2019 and bank financing. This refinancing is expected to yield significant cost savings over the coming quarters. I am also pleased with the Company’s cash-flow position during the quarter. However, the rupee fluctuation due to forex headwinds will be a concern, as we continue to grow our profits.”

First Quarter 2014 Operating Results

Results of the first quarter 2014 and 2013, on GAAP and non-GAAP basis, are provided in the table below.

	Q1 FY14	Q1` FY13	Y/Y
Net revenue ($Millions)	302.2	274.9	10%
Operating margin ($Millions)	61.2	52.6	16%
GAAP net income ($Millions)	31.6	34.8	(9)%
GAAP diluted EPS ($)	0.29	0.34	(15)%
Adjusted EBITDA ($Millions)	75.2	65.5	15%
Non-GAAP net income ($Millions)	36.4	39.9	(9)%
Non-GAAP diluted EPS ($)	0.45	0.51	(12)%

Key contracts won during the First Quarter

•	A leading mining company based in Europe with its operations poised to grow organically selected iGATE as a strategic IT Services partner in a multi-year, multi-million dollar engagement. As part of the contract, iGATE will provide enterprise application management services for the client’s ERP system, and implement optimization processes and content management applications for its users. iGATE will also provide an end-to-end fuel management system to enable the client to improve on the fuel consumption efficiency levels leading to significant costs savings.

•	A leading apparel retailing company in North America selected iGATE as its IT partner to drive efficiency in its distribution models. As part of the strategy, the client will transition to an omni-channel retail environment, with the new order management systems supported by iGATE. This will lower the operating costs and consolidate operations thus facilitating process efficiency. iGATE will also support integration and testing of the client’s new product life management system.

•	A large global financial institution based in North America selected iGATE as a strategic IT partner to provide testing and validation services for their core-banking program. As part of the multi-million dollar contract, iGATE will leverage the bank’s existing program in a ‘box validation framework’. iGATE’s rich experience in working with the banking industry and its repository of prebuilt process models along with best practices and test scenarios made it a natural choice as a trusted partner for the engagement.

•	A large independent brokerage company based in North America selected iGATE as its IT partner to provide quality assurance services for its new customer facing services. This multi-million dollar deal leverages iGATE’s solution assurance service model that enables customers to make more frequent and faster quality releases. iGATE will provide ongoing release and configuration management solutions that will facilitate the client to service its customers faster and better with its newer functionalities and capabilities.

•	iGATE has been engaged by a global restaurant chain based in North America to assist it in the architecture and design of its next generation digital platform. This platform plays a significant role in the client’s strategy to design a customized customer experience, thus facilitating greater product choice, better value and product information that appeal to a broader spectrum of customers.

Key Highlights and Recognitions during the First Quarter

•	Ashok Vemuri was elected to the Board of IT Governors at The World Economic Forum, Davos. As part of the Board, Ashok will contribute to the fulfillment of the Forum’s IT agenda.

•	iGATE bagged the coveted “Fun @ Work” award for 2013 at the World HRD Congress. The award recognizes iGATE for its innovative efforts in employee engagement making it an employee-friendly company.

•	iGATE won the VCCircle Awards under the category- Best PE/VC backed IT Company of the Year 2013. This was the third edition of VCCircle Awards, India’s only platform that recognizes the best performing private equity or venture capital-backed companies and transaction advisors.

•	The second edition of the iGATE CEO Golf Tournament was conducted at Pinehurst Resort & Country Club, North Carolina. Conducted in association with Forbes and co-hosted by golfing icon Gary Player, the event witnessed CEOs of Global 2000 companies golfing for a noble cause. The winners donated $120,000 to their favorite charities.

•	iGATE was ranked as a high performer in the enterprise mobility space by HfS Research – a leading independent analyst authority and community for the global business services and outsourcing industry. iGATE has been rated high for its capabilities in execution and innovation in the new age mobile technologies and platforms.

Conference Call and Webcast

iGATE has scheduled its Earnings Conference Call on Thursday, April 10, 2014 to discuss the results of its first quarter ended March 31, 2014. Senior management of the company will discuss the financial performance for the quarter and answer participants’ questions during the call.

Time	: 07:30 – 8:30 am Eastern Time
Toll Free (U.S.)	: 877-407-8037
Toll (U.S.)	: 201-689-8037
Toll Free (India)	: 000-800-852-1477

The call will be webcast live on iGATE’s website (www.igate.com) in the Investor Relations page under the ‘Events’ section. Participants are requested to log in 10 minutes prior to the start of the webcast. The on-demand version of the webcast will be available on the iGATE website shortly after the call.

Investors, potential investors, shareholders and bondholders can access the telephonic replay by dialing 877-660-6853 (toll free) or 201-612-7415 (toll) and entering conference number 13579176. The telephonic replay will be available until April 15, 2014.

About iGATE

iGATE Corporation provides integrated technology and operations (iTOPS) solutions by leveraging its proven capabilities across consulting, technology and business process outsourcing, and product and engineering solutions. Armed with over three decades of IT Services experience and powered by over 30,000 experts, iGATE’s multi-location global organization has consistently delivered effective solutions to over 300 companies including many Fortune 1000 clients spanning verticals such as: banking and financial services; insurance; healthcare and life sciences; manufacturing; retail and CPG; media and entertainment; energy and utilities; and independent software vendors. Please visit http://www.igate.com for more information.

Follow iGATE on Twitter: @iGATE_Corp (https://twitter.com/iGATE_Corp)

iGATE on Facebook: www.facebook.com\igatecorporation

Communication Coordinates

Investor Contact Salil Ravindran +1 510 298 8400 Salil.Ravindran@iGATE.com	Media Contact Prabhanjan Deshpande “PD” +91 80 4104 5006 PD@iGATE.com

Regional Media Contacts

India	North America	Europe

Sushmita Sarkar Adfactors PR +91 9820661186 Sushmita.sarkar@adfactorspr.com	Anu Kher Gutenberg Communications +1 (646) 775-6301 Anu@gutenbergpr.com Meagan Ostrowski Gutenberg Communications +1 (212) 810-4394 Meagan@gutenbergpr.com	Radha Ahlstrom-Vij Gutenberg Communications +44-75-8424-1132 Radha@gutenbergpr.com

Use of non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the Securities and Exchange Commission. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with, generally accepted accounting principles in the United States (“GAAP”) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

iGATE believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with iGATE’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate iGATE’s results of operations in conjunction with the corresponding GAAP measures. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

iGATE believes that providing Adjusted EBITDA and non-GAAP net income and non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by iGATE’s management in its financial and operational decision-making. These non-GAAP measures are also used by the Management in connection with iGATE’s performance compensation programs.

More specifically, the non-GAAP financial measures contained herein exclude the following items:

•	Amortization of intangible assets: Intangible assets primarily comprise of customer relationships. We incur charges relating to the amortization of these intangibles. These charges are included in our GAAP presentation of earnings from operations, operating margin, net income and diluted earnings per share. We exclude these charges for purposes of calculating these non-GAAP measures

•	Stock-based compensation: Although stock-based compensation is an important component of the compensation of iGATE’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may not reflect the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond the Company’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of iGATE’s core business.

•	Foreign exchange (gain)/loss: From time to time, the Company recognizes foreign currency losses on re-measurement of escrow account balance and foreign exchange gains on re-measurement of redeemable non-controlling interest liability. iGATE believes that eliminating these non-capitalized items for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current performance and comparisons to its past performance.

•	Delisting expenses: We voluntarily delisted the equity shares of our majority owned subsidiary, iGATE Computer from the National Stock Exchange of India Limited and the Bombay Stock Exchange Limited and the American Depository Shares from the New York Stock Exchange. Delisting is an infrequent activity and expenses incurred in connection therein are inconsistent in amount and are significantly impacted by the timing and nature of the delisting. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of its current operating performance and comparisons to its past operating performance.

•	Merger and reorganization expenses: iGATE is merging and reorganizing its overseas subsidiaries and branches with a view to simplifying the corporate structure and has incurred legal and professional expenses in this connection. Merger and reorganization is an infrequent activity and expenses incurred in connection therein are inconsistent in amount and significantly impacted by the timing and nature of the reorganization. iGATE believes that eliminating these expenses for purposes of calculating non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•	Preferred dividend and accretion to preferred stock: The Company has issued 8.00% Series B Preferred Stock. The Company also incurred issuance costs, which have been netted against the proceeds received from the issuance of Series B Preferred Stock. The Series B Preferred Stock is being accreted over a period of six years. Although, the effect of inclusion of equivalent units of common stock towards convertible participating preferred stock is anti-dilutive for GAAP purposes, the non-GAAP diluted earnings per share has been calculated assuming the conversion of all outstanding shares of preferred stock into equivalent units of common stock. The Company believes that eliminating these expenses as well as inclusion of equivalent units of common stock towards the preference shares to compute diluted earnings per share for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

From time to time in the future, there may be other items that iGATE may exclude in presenting its financial results.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of the Company may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements regarding the business outlook, the expected performance of the Company’s products and services for its clients, and all other statements in this release other than statements of historical fact are statements that could be deemed forward-looking statements. Words such as “expect”, “potential”, “believes”, “anticipates”, “plans”, “intends” and other similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, statements regarding the business outlook, and the expected performance of the Company’s products and services for its clients, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: uncertain global economic conditions, concentrated revenues, new organizational and operational strategies, continued pricing pressures and the significant indebtedness which will use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past. Additional risks relating to the Company are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as well as the Company’s other reports filed with the Securities and Exchange Commission As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While the Company believes these estimates to be accurate, actual results may differ materially from those contained in the forward-looking statements in this press release. These amounts could also differ materially from actual reported amounts in the Company’s quarterly Report on Form 10-Q for the quarter ended March 31, 2014. The Company assumes no obligation and does not intend to update these forward-looking statements as circumstances change. This document does not constitute an offer to purchase or to sell securities in any jurisdiction.

iGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	March 31,	December 31,
	2014	2013
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$237,944	$204,836
Restricted cash	360,000	360,000
Short-term investments	162,196	181,401
Accounts receivable, net of allowances of $3,001 and $4,103, respectively	147,214	157,905
Unbilled revenues	88,223	61,424
Prepaid expenses and other current assets	53,473	44,492
Prepaid income taxes	9,800	838
Deferred tax assets	5,937	10,235
Foreign exchange derivative contracts	6,671	836
Receivable from related parties	6,471	4,046

Total current assets	1,077,929	1,026,013
Deposits and other assets	23,681	24,930
Prepaid income taxes	34,644	32,160
Property and equipment, net of accumulated depreciation of $116,889 and $108,084, respectively	180,917	165,581
Leasehold land	78,405	76,732
Deferred tax assets	15,154	15,153
Goodwill	452,911	438,891
Intangible assets, net	120,294	119,262

Total assets	$1,983,935	$1,898,722

LIABILITIES, PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,489	$9,268
Line of credit	52,000	52,000
Senior Notes	770,000	360,000
Term loans	90,000	90,000
Accrued payroll and related costs	46,060	57,093
Other accrued liabilities	101,232	79,785
Accrued income taxes	2,794	5,802
Foreign exchange derivative contracts	15	909
Deferred revenue	13,254	17,776

Total current liabilities	1,088,844	672,633
Other long-term liabilities	4,188	3,532
Senior notes	—	410,000
Term loans	270,000	270,000
Accrued income taxes	22,117	13,936
Deferred tax liabilities	37,315	41,717

Total liabilities	1,422,464	1,411,818

Series B Preferred stock , without par value	418,649	410,371

Shareholders’ equity:
Common shares, par value $0.01 per share	598	594
Common shares held in treasury, at cost	(14,714)	(14,714)
Additional paid-in capital	213,337	204,143
Retained earnings	292,088	268,750
Accumulated other comprehensive loss	(353,630)	(387,115)

Total iGATE Corporation shareholders’ equity	137,679	71,658
Non-controlling interest	5,143	4,875

Total equity	142,822	76,533

Total liabilities, preferred stock and shareholders’ equity	$1,983,935	$1,898,722

iGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands)

(unaudited)

	Three Months ended March 31,
	2014	2013
Revenues	$302,206	$274,918
Cost of revenues (exclusive of depreciation and amortization)	188,780	170,239

Gross margin	113,426	104,679
Selling, general and administrative expense	42,661	42,792
Depreciation and amortization	9,558	9,271

Income from operations	61,207	52,616
Other income (loss), net	(16,071)	(2,896)

Income before income taxes	45,136	49,720
Income tax expense	13,425	14,960

Net income before non controlling interest	31,711	34,760
Non controlling interest	95	—

Net income attributable to iGATE Corporation	31,616	34,760
Accretion to preferred Stock	139	115
Preferred dividend	8,139	7,500

Net income attributable to iGATE common shareholders	$23,338	$27,145

iGATE CORPORATION

Earnings Per Share

(Amounts in thousands, except per share data)

(unaudited)

		Three Months Ended March 31,
PARTICULARS		2014	2013
Net income attributable to iGATE common shareholders		$23,338	$27,145
Add: Dividends on Series B Preferred Stock		8,139	7,500

		31,477	34,645
Less: Dividends on
Series B Preferred Stock	[A]	8,139	7,500

Undistributed Income		$23,338	$27,145

Allocation of Undistributed Income
Common stock	[B]	17,256	20,338
Unvested restricted stock	[C]	—	8
Series B Preferred Stock	[D]	6,082	6,799

		$23,338	$27,145

Shares outstanding for allocation of undistributed income:
Common stock		58,808	57,270
Unvested restricted stock		—	23
Series B Preferred Stock		20,726	19,147

		79,534	76,440

Weighted average shares outstanding:
Common stock	[E]	58,687	57,262
Unvested restricted stock	[F]	—	23
Series B Preferred Stock	[G]	20,726	19,147

		79,413	76,432

Weighted average common stock outstanding		58,687	57,262
Dilutive effect of stock options and restricted shares outstanding		1,854	1,741

Dilutive weighted average shares outstanding	[H]	60,541	59,003

Distributed earnings per share:
Series B Preferred Stock	[I=A/G]	$0.39	$0.39
Undistributed earnings per share:
Common stock	[J=B/E]	$0.29	$0.36
Unvested restricted stock	[K=C/F]	—	$0.36
Series B Preferred stock	[L=D/G]	$0.29	$0.36
Earnings per share - Basic
Common stock	[J]	$0.29	$0.36
Unvested restricted stock	[K]	—	$0.36
Series B Preferred stock	[I+L]	$0.68	$0.75
Earnings per share -Diluted	[[B+C]/H]	$0.29	$0.34

The number of shares of outstanding Series B Preferred Stock for which the earnings per share exceeded the earnings per share of common stock aggregated to 20.7 million and 19.1 million for the three months ended March 31, 2014 and 2013 respectively. These shares were excluded from the computation of diluted earnings per share as they were anti-dilutive.

iGATE CORPORATION

Reconciliation of Net Income, Net of Tax, to Adjusted EBITDA

(Amounts in thousands)

(unaudited)

	Three Months ended March 31,
	2014	2013
Net income	$31,711	$34,760
Adjustments
Depreciation and amortization	9,558	9,271
Interest expense	23,629	22,657
Income tax expense	13,425	14,960
Other income, net	(7,354)	(17,280)
Foreign exchange gain	(204)	(2,481)
Stock-based compensation	4,297	3,125
Delisting expenses	—	93
Merger and reorganization expenses	130	419

Adjusted EBITDA (a non-GAAP measure)	$75,192	$65,524

The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes that the presentation of these measures will enhance investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

iGATE CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures

(Amounts in thousands, except per share data)

(unaudited)

	Three Months ended
	March 31,
	2014	2013
GAAP Net income attributable to iGATE common shareholders	$23,338	$27,145
Adjustments
Preferred dividend and accretion to preferred stock	8,278	7,615
Amortization of intangible assets	2,580	2,748
Stock-based compensation	4,297	3,125
Delisting expenses	—	93
Merger and reorganization expenses	130	419
Foreign exchange loss on acquisition hedging and remeasurement	—	401
Income tax adjustments	(2,243)	(1,681)

Non-GAAP Net income attributable to iGATE common shareholders	$36,380	$39,865

Weighted average shares outstanding, Basic	58,687	57,285
Add:assumed preferred stock conversion	20,726	19,147

Non-GAAP weighted average shares outstanding , Basic	79,413	76,432

Weighted average dilutive common shares outstanding	60,541	59,003
Add:assumed preferred stock conversion	20,726	19,147

Weighted average dilutive common equivalent shares outstanding	81,267	78,150

Basic EPS (GAAP) to Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.29	$0.36
Preferred dividend and accretion to preferred stock	0.11	0.10
Amortization of intangible assets	0.03	0.04
Stock-based compensation	0.06	0.04
Delisting expenses	—	—
Merger and reorganization expenses	0.00	0.00
Foreign exchange loss on acquisition hedging and remeasurement	—	0.00
Income tax adjustments	(0.03)	(0.02)

Basic EPS (Non-GAAP)	$0.46	$0.52

Diluted EPS (GAAP) to Diluted EPS (Non-GAAP):
Diluted EPS (GAAP)	$0.29	$0.34
Preferred dividend and accretion to preferred stock	0.10	0.10
Amortization of intangible assets	0.03	0.04
Stock-based compensation	0.06	0.04
Delisting expenses	—	0.00
Merger and reorganization expenses	0.00	0.01
Foreign exchange loss on acquisition hedging and remeasurement	—	0.00
Income tax adjustments	(0.03)	(0.02)

Diluted EPS (Non-GAAP)	$0.45	$0.51

Non-GAAP Disclosure of Adjusted EBITDA

iGATE presents Adjusted EBITDA as a supplemental measure of its performance. We define Adjusted EBITDA as net income plus (i) depreciation and amortization, (ii) interest expense, (iii) income tax expense, minus (iv) other income, net plus (v) foreign exchange (gain)/loss, (vi) stock-based compensation (vii) delisting expenses and (viii) merger and reorganization expenses. We eliminated the impact of the above as we do not consider them as indicative of our ongoing operating performance. These adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit agreement and our indenture use measures similar to Adjusted EBITDA to measure our compliance with certain covenants.

Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period; and

•	Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

•	Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.